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EXHIBIT 31.4 - CFO 302 CERTIFICATION

          INTERLAND, INC. CERTIFICATION FOR ANNUAL REPORT ON FORM 10-K

I, Gonzalo Troncoso, certify that:

1.   I have reviewed this annual report on Form 10-K/A of Interland, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

Date: December 22, 2005                      /s/ Gonzalo Troncoso
                                             __________________________________
                                             Gonzalo Troncoso
                                             Executive Vice President and Chief
                                             Financial Officer